Exhibit 10.2

ALCOA INC.

STOCK OPTION AWARD CERTIFICATE

Alcoa Inc. (the “Company”) has on [DATE] granted to

[NAME]	[EMPLOYEE ID NUMBER]
(Name)	(EMPLOYEE ID)

(“Participant”), the option to purchase [NUMBER] shares of common stock of the Company at the option grant price of $[        ] per share, based upon the following terms:

1.	This stock option is granted under the provisions of the 2004 Alcoa Stock Incentive Plan, as last amended prior to the date above (the “Plan”), and is subject to the provisions of the Plan and the applicable Terms and Conditions for the grant (the “Governing Documents”).

2.	This stock option grant vests on [DATE or DATES], if the Participant is still an active employee of the Company or any of its controlled subsidiaries or affiliates, subject to the further provisions set forth in the Governing Documents.

3.	This stock option grant expires [NUMBER] years after the date of the grant, unless earlier terminated under the terms of the Governing Documents.

Issued in Pittsburgh, Pennsylvania on the date set forth above.

ALCOA INC.

TERMS AND CONDITIONS FOR STOCK OPTION AWARDS

Effective January 1, 2006

These terms and conditions are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every stock option awarded under the 2004 Alcoa Stock Incentive Plan, as last amended prior to the grant (the “Plan”) on or after January 1, 2006, unless the Award certificate provides otherwise.

Terms that are defined in the Plan have the same meanings in these terms and conditions, except that Alcoa or Company means Alcoa Inc. or any of its controlled subsidiaries or affiliates.

General Terms and Conditions

1. Stock option awards are subject to the terms and conditions set forth in the Award certificate, the provisions of the Plan and the provisions of these terms and conditions.

2. The grant price per share of a stock option is 100% of the fair market value per share of Alcoa Inc. common stock (“Stock”) on the date of grant, unless the Award certificate specifies a higher grant price. The date of grant is the date selected by the Committee as the date of grant or, if no date is selected, the date on which the option is awarded.

3. Except as provided in the following subsection of this paragraph, “fair market value” per share of Stock on any given date is the mean of the high and low trading prices per share of Stock on that date as reported on the New York Stock Exchange or other stock exchange on which the Stock then principally trades. If the New York Stock Exchange or such other exchange is not open for business on the date fair market value is being determined, the mean of the high and low trading prices as reported for the next preceding day on which that exchange was open for business will be used.

•	The fair market value per share on the exercise date of an option is the price at which shares that were or will be issued to the Participant in connection with the option exercise are sold by the Participant on the exercise date in the open market. This subsection has no application if the Participant is not selling shares in the open market on the option exercise date.

Vesting and Exercisability

4. As a condition to exercise of a stock option award, a Participant must remain an Alcoa employee actively at work until the date the option vests. If an option vests as to some but not all shares covered by the option, the Participant must be an active employee on the date the relevant portion of the option vests. Except as provided in paragraph 5 below, if the Participant’s employment with Alcoa terminates prior to the vesting date of the option (or relevant option portion), the option (or relevant option portion) is forfeited and is automatically canceled.

•	An option vests on the first anniversary of its grant date, unless the Committee specifies a different vesting period with respect to all or a portion of the shares subject to the option. The Award certificate evidencing an original option grant sets forth the vesting provisions that are applicable to that grant.

5. The following are exceptions to the vesting rules:

•	An option held by a Participant who dies while an employee vests immediately but can be exercised by a legal representative or beneficiary only in accordance with the original vesting schedule.

•	An option vests and becomes exercisable immediately upon certain Change in Control events described in the Plan.

•	A Reload Option vests immediately but is not exercisable until at least 6 months after its grant date.

•	An option held by a Participant who retires under a Company, subsidiary or government retirement plan at least 6 months after the grant date is not forfeited. Such option vests in accordance with the original vesting schedule of the grant.

6. No option may be exercised after its stated termination date or prior to the date it vests or, in the case of death or retirement, the date it would have vested in accordance with its original vesting schedule.

7. Vested options that were issued under the Plan and are held by Participants who, at least six months after the grant date, retire under a Company, subsidiary or government retirement plan in which the Participant is eligible for immediate payment of a retirement benefit will be exercisable for the remaining stated terms of the options (after the expiration of any original vesting schedule periods applicable to such options) or, if the Participant dies after retiring, 5 years from the date of the Participant’s death, whichever occurs first.

8. Options held by a Participant who dies while in the employ of Alcoa may be exercised by the Participant’s legal representative or beneficiary beginning after the expiration of any stated period of vesting applicable to such options and ending 5 years after the Participant’s death, but not later than the expiration date of the option.

9. Vested, exercisable options held by a Participant whose employment with the Company terminates (other than as a result of the Participant’s retirement, death, or as provided in paragraph 10 below) may be exercised only within a period of 90 days after the date of employment termination, but not later than the expiration date of the option.

10. As determined at the Company CEO’s discretion, if an unvested stock option award is held by a Participant identified by the Company to be terminated from employment with the Company or a subsidiary as a result of a divestiture of a business or a portion of a business of the Company or a subsidiary and the Participant either becomes an employee of (or is leased or seconded to) the entity acquiring the business on the date of the closing, or the Participant is not offered employment with the entity acquiring the business and is terminated by the Company or a subsidiary of the Company within 90 days of the closing of the sale, then vested, exercisable options held by such Participant on the date of the closing may be exercised within a period of two years from the date the Participant’s employment with the Company or a subsidiary is terminated, but not later than the expiration date of the option. For purposes of this paragraph, employment by “the entity acquiring the business” includes employment by a subsidiary or affiliate of the entity acquiring the business; and “divestiture of a business” means the sale of assets or stock resulting in the sale of a going concern. “Divestiture of a business” does not include a plant shut down or other termination of a business.

Option Exercise

11. A vested, exercisable option is exercised when a notification of exercise, signed or delivered by the Participant, is received by the Plan administrator.

Payment of Exercise Price and Withholding Taxes

12. Payment in full of the purchase price of an option is due on the exercise date. Payment of the option purchase price may be made:

•	in cash (including a “broker-assisted cash exercise” described in the next paragraph); or

•	by the delivery or presentation to the Company of shares of Stock that have been owned by the Participant for the Minimum Holding Period (as defined below) and that have an aggregate fair market value on the date of exercise, which, together with any cash payment, equals or exceeds the option purchase price.

13. A Participant may elect to pay the cash purchase price of the option through a “broker-assisted cash exercise,” using a broker reasonably acceptable to the Company. On or prior to the exercise date, the Participant must deliver to the Company the Participant’s instruction directing and obligating the broker to (a) sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from the exercise. Such proceeds are due not later than the third trading day after the exercise date.

14. Shares of Stock owned by a Participant include (a) those registered in the Participant’s name (or registered jointly with another person), (b) those held in a brokerage account owned by the Participant individually or jointly with another person, and (c) those held in a trust, partnership, limited partnership or other entity for the benefit of the Participant individually (or for the benefit of the Participant jointly with another person). Notwithstanding the foregoing, Shares of Stock owned by a Participant do not include shares held in any qualified plan, IRA or similar tax deferred arrangement or shares that are otherwise subject to potential accounting limitations regarding their use in stock swap transactions. The Company may require verification or proof of ownership or length of ownership of any shares delivered in payment of the purchase price of an option.

15. The term “Minimum Holding Period” means 6 months or such other period, if any, as qualifies as the measurement period for “mature shares” under applicable generally accepted accounting principles. In calculating the number of shares available for delivery to pay the purchase price of an option, shares acquired upon exercise of a stock option (including any shares delivered or exchanged to pay the purchase price thereof or withholding taxes thereon) shall be disregarded until expiration of the Minimum Holding Period after exercise.

16. All taxes required to be withheld under applicable tax laws in connection with a Participant’s receipt of Stock upon exercise of a stock option must be paid over by the

Participant, in cash, immediately upon advice, unless the Participant complies with the following paragraphs regarding payment using shares of Stock.

17. A Participant may satisfy his or her obligation to pay required United States’ federal, state or local withholding taxes due upon such exercise by having Alcoa withhold from the shares of Stock to be issued upon the exercise that number of shares whose fair market value on the exercise date equals the withholding amount to be paid. Withholding taxes include applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

18. The amount of taxes that may be paid by a Participant using shares of Stock retained from the option exercise will be determined by applying the minimum rates required by applicable tax regulations.

19. The election to use Stock to satisfy a Participant’s withholding obligation must be made, in writing, not later than at the time of exercise of the stock option.

Beneficiaries

20. Participants will be entitled to designate one or more beneficiaries to receive all stock option awards that are unexercised at the time of the Participant’s death. All beneficiary designations will be on a beneficiary designation form approved for the Plan. Copies of the form are available from the Plan administrator.

21. Beneficiary designations on an approved form will be effective at the time received by the Plan administrator. A Participant may revoke a beneficiary designation at any time by written notice to the Plan administrator or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

22. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

23. On the beneficiary designation form, it is recommended that the Participant’s signature be witnessed by two persons. However, no person named as a beneficiary on the form should sign as a witness. If the Participant is married at the time the beneficiary designation form is filed, then, unless the Participant’s spouse is the sole beneficiary named on the form, it is recommended that the spouse also sign. The spouse’s signature should be notarized.

24. The failure of any Participant to obtain any recommended signature on the form will not invalidate the beneficiary designation or prohibit Alcoa from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any option award prior to the death of the Participant who designated such beneficiary.

25. Unless the Participant indicates on the form that a named beneficiary is to receive unexercised options only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled and required to join in the exercise of the option. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such option awards.

26. Should a beneficiary die after the Participant but before the option is exercised, such beneficiary’s rights and interest in the option award will be transferable by last will and testament of the beneficiary or the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a stock option award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

Transferable Options

27. Only options that have been designated as options which may be transferred by Participants to family members (“transferable options”) will be transferable by Participants during the term of the option, subject to and in accordance with the provisions of the following paragraphs.

28. Transferable options may be transferred to one or more immediate family members, individually or jointly. Immediate family members shall be deemed to include the Participant’s spouse, parents, siblings, children, grandchildren and the spouse of any parent, sibling, child or grandchild, in each case determined at the effective time of transfer. A trust, each of whose beneficiaries is the Participant or an immediate family member, will be deemed to be a family member for purposes of these rules.

29. A transfer shall be effective on the date written notice thereof, on a form approved for this purpose, is received by the Plan administrator. As a condition to transfer, the Participant shall agree to remain responsible to pay in cash the applicable taxes due upon exercise of the option by the transferee. The Participant or the Participant’s estate will be required to provide sufficient evidence of ability to pay such taxes upon the Company’s request.

30. A transfer shall be irrevocable; no subsequent transfer by the transferee shall be effective. Notwithstanding the foregoing, a transferee shall be entitled to designate a beneficiary in accordance with the provisions of paragraphs 20 through 26 above. Except where a beneficiary has been designated, in the event of death of the transferee prior to option exercise, the transferee’s option will be transferable by last will and testament of the beneficiary or the laws of descent and distribution.

31. Except as modified by the provisions of paragraphs 27 through 30, all terms applicable to option exercises by Participants are applicable to exercises by transferees. The Plan administrator may make and publish additional rules applicable to exercises by transferees not inconsistent with these provisions.

2004 ASIP OPTION TERMS AND CONDITIONS (JANUARY 2006)